UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2011

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of the Company was held on February 8, 2011 (the “Annual Meeting”). Set forth below are the proposals on which the Company’s stockholders voted at the Annual Meeting and the voting results for each proposal.

Proposal 1: A proposal to elect the following two directors to serve for three-year terms to expire at the 2013 annual meeting of stockholders or until their successors are duly elected and qualified:

Votes For	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Charles Liang	32,003,821	253,483	N/A	5,963,694
Sherman Tuan	31,022,328	1,234,976	N/A	5,963,694

Both director nominees were duly elected.

Proposal 2: A proposal to approve a non-binding advisory resolution regarding executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,859,359	125,207	811,661	5,424,771

Proposal 2 was approved.

Proposal 3: A proposal to approve an advisory vote on the frequency of future advisory voting on the compensation of the Company’s named executive officers:

Votes For- One Year	Votes For- Two Years	Votes For- Three Years	Abstentions	Broker Non-Votes
12,050,007	69,717	19,859,141	817,362	5,424,771

An advisory vote for every three years was approved.

Proposal 4: A proposal to approve an amendment to the 2006 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,605,519	13,433,939	756,769	5,424,771

Proposal 4 was approved.

Proposal 5: A proposal to approve certain provisions of the 2006 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,822,875	1,216,663	756,689	5,424,771

Proposal 5 was approved.

Proposal 6: A proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent auditors for the fiscal year ending June 30, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
35,979,847	45,213	11,768	2,184,170

Proposal 6 was approved.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Super Micro Computer, Inc. 2006 Equity Incentive Plan, as amended, incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: February 11, 2011	By:	/s/ Charles Liang
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Super Micro Computer, Inc. 2006 Equity Incentive Plan, as amended, incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement filed on January 18, 2011